EXHIBIT 23(H)(XIX) UNDER FORM N-1A
                                           EXHIBIT 10(H) UNDER ITEM 601/REG. S-K
                      SECURITIES LENDING CUSTOMER AGREEMENT
                                 (INDEMNIFIED)

      Agreement, made as of the 23rd day of June, 2006, by and between The Huntington Funds, a registered investment company organized as a statutory trust under the laws of the State of Delaware ("Customer") and PFPC Trust Company ("PFPC"). Capitalized terms not otherwise defined shall have the meanings set forth in Section 15.

            WHEREAS, Customer wishes to utilize PFPC to act as Customer's agent to effect loans of securities in accordance with the terms hereof on behalf of Customer;

      NOW, THEREFORE, Customer and PFPC, intending to be legally bound, agree as follows:

      1.    Appointment of PFPC; Terms of Loans.

            (a) Customer hereby authorizes and appoints PFPC, and PFPC agrees to act, as Customer's agent to lend Available Securities to Eligible Borrowers pursuant to the terms of this Agreement. During the term of this Agreement, PFPC may from time to time, in its sole discretion, contact Eligible Borrowers on Customer's behalf and lend Available Securities to such Eligible Borrowers. Each such loan ("Loan") shall be made pursuant to and upon the terms and conditions set forth in an agreement ("Borrowing Agreement") substantially in the form of Attachment A hereto, as such form may be amended by PFPC from time to time; provided, however, that no such amendment shall become effective with respect to any Loan until five (5) Business Days after written notice of such amendment to Customer. PFPC will act as the "Lender" under each Borrowing Agreement (as such term "Lender" is defined in the particular Borrowing Agreement), provided that Customer agrees that PFPC acts solely as Customer's agent and not as principal with respect to any loan transaction. PFPC will make available to Customer prompt notice of each Loan and shall disclose fully to Eligible Borrowers that PFPC acts as agent for customers and not as principal.

            (b) PFPC will make available to Customer (i) a daily statement setting forth information relating to securities on loan, mark-to-market valuations and securities which have been returned from loan for each Sub-account (as hereinafter defined) and (ii) on or about the seventh (7th) Business Day of each month, a statement indicating for the preceding calendar month the securities lent from the Custodian Account for each Sub-account, the value of such securities, the identity of the Borrowers, transactions in the Collateral Account (including the nature and amount of Collateral received as security for the Loaned Securities), the income received (or loss incurred) from the daily investment of cash Collateral and the amounts of any fees or payments paid to Borrowers or others with respect to each Loan.

            (c)   For purposes of this Agreement,

                  (i) "Eligible Borrowers" shall mean any entity to which Available Securities may be loaned pursuant hereto, as listed in Attachment B hereto, as the same may be amended from time to time by PFPC upon ten (10) Business Days written notice to Customer; provided, that (x) no such amendment shall be effective with respect to any prospective Borrower to the addition of which Customer objects by written notice to PFPC within such ten (10) Business Day period and (y) Customer may, by written notice, instruct PFPC to remove an Eligible Borrower from Attachment B hereto and upon such instruction PFPC shall cease arranging Loans with such entity and shall as promptly as practicable attempt to terminate all Loans with such entity (provided that such entity shall continue to be a "Borrower" and an "Eligible Borrower" with respect to this Agreement until all transactions relating to such entity and all other matters with respect to such entity relating to this Agreement have been fully and finally closed, resolved and settled).

                  (ii) "Available Securities" shall mean all securities now or hereafter held or maintained in the Custodian Account other than those that Customer from time to time specifically identifies by written notice to PFPC as being unavailable for Loans. PFPC shall have no authority or responsibility for determining whether any of Customer's securities should be excluded from those available for Loans. PFPC shall be entitled to rely fully on information provided to it by Custodian regarding the securities held or maintained in the Custodian Account, and Customer shall indemnify PFPC and hold it harmless from and against any and all liability, loss, damages and claims (including attorney's fees and all other expenses reasonably incurred in PFPC's defense) to which PFPC may be subjected in connection with or related to such reliance.

            (d)   Each Loan  shall  be  terminable  by PFPC or the Borrower upon notice to the other party. PFPC agrees to notify the Borrower of the termination of any Loan promptly upon being directed to do so by Customer. Customer agrees to inform PFPC on the trade date of any sale of a Loaned Security; provision of such information will constitute a direction by Customer to PFPC to terminate the related Loan. The termination date for each Loan that is terminated by PFPC will be no later than the standard settlement date for trades of the Loaned Securities entered into on the date of the termination notice in the principal market for such securities (or, if Customer is subject to the requirements of ERISA, the earlier of such settlement date or the fifth Business Day following such notice), provided that if such notice is provided after the close of regular trading on the principal market for such securities, the date of such notice shall be deemed to be the next following regular trading day on such principal market.

            (e) With respect to a Loan that is to be collateralized by cash, PFPC will not enter into that Loan if at the time the Loan is to be entered into the Loan has a negative spread (i.e., the rebate rate being paid to the applicable Borrower with respect to that Loan is in excess of the investment rate applicable to the cash collateral relating to that Loan). In addition, on the Business Day after the Business Day that PFPC becomes aware that a Loan collateralized by cash has a negative spread (as defined in the preceding sentence), PFPC will reset the rebate rate paid to the Borrower in an effort to reverse the negative spread or if the Borrower is unwilling to reset the rebate rate to an amount sufficient to reverse the negative spread PFPC is hereby directed to notify the Borrower of the termination of the Loan.

            (f) Notwithstanding any other provision of this Agreement, the parties agree that, if one or more portfolios, series, sub-trusts or other sub-accounts (each, a "Sub-account") are identified on Exhibit 1 hereto:

                  (i) the assets and liabilities of each Sub-account are separate and distinct from the assets and liabilities of each other Sub-account, and no Sub-account shall be liable or shall be charged for any debt, obligation or liability of any other Sub-account under this Agreement; and

                  (ii) the relationships and agreements set forth in this Agreement between the Customer, acting on behalf of any Sub-account, and PFPC shall be several, separate and distinct from those between the Customer, acting on behalf of any other Sub-account, and PFPC, to the same effect as would be the case if the Customer had executed a separate agreement with PFPC in the form hereof with respect to such Sub-account.

            (g) If Customer is a business or statutory trust, notice is hereby given that this instrument is executed on behalf of the Trustees of Customer as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders of Customer individually but are binding upon the assets and property of Customer.

            (h) If Loaned Securities are the subject of a voluntary corporate action, unless Customer provides PFPC with timely written directions to the contrary, PFPC will attempt to terminate Loans of such Loaned Securities at a time that (assuming compliance by the Borrower with the redelivery requirements specified in the applicable Borrowing Agreement) will result in the Loaned Securities being returned on or before the record date for such voluntary corporate action. In addition, unless Customer indicates otherwise in Attachment F hereto, each Sub-account will be coded as "proxy sensitive;" PFPC will attempt to terminate Loans of U.S. equity securities and ADRs in proxy sensitive Sub-accounts at a time that (assuming compliance by the Borrower with the redelivery requirements specified in the applicable Borrowing Agreement) will result in the Loaned Securities being returned on or before the record date for any shareholder vote with respect to such Loaned Securities. Notwithstanding the foregoing, PFPC shall have no liability for any failure of PFPC to so terminate a Loan for any reason, or for any failure of any Borrower to return the Loaned Securities, in time for Customer to exercise any voluntary corporate action or in time for such Loaned Securities to be voted by Customer.

      2.    Authority of PFPC with Respect to Loans.

            (a)   PFPC is hereby permitted:

                  (i) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to effect a transfer of Available Securities to Eligible Borrowers pursuant to a Borrowing Agreement or to complete any Loan;

                  (ii) to register title to any and all Collateral (and assets acquired through the investment of cash Collateral) in its own or its subcustodian's name as agent, in the name of its or its subcustodian's nominee or in bearer form, and to combine certificates representing such Collateral (and/or assets acquired through the investment of cash Collateral) with certif-icates of the same issue held by PFPC in a custodian or fiduciary capacity, or to deposit or arrange for the deposit of securities Collateral (and assets acquired through the investment of cash Collateral) in a depository even though, when so deposited, such securities may be held in bulk in the name of the nominee of such depository or otherwise with other securities deposited therein by any other person, but the books and records of PFPC shall at all times show that all such assets are a part of the Collateral Account;

                  (iii) to exercise all of the rights of Lender under the Borrowing Agreements and to do all acts, whether or not expressly authorized, which it may deem necessary or proper for the protection of the Collateral (and assets acquired through the investment of cash Collateral); and

                  (iv) to request a third party bank to undertake custodial functions in connection with some or all of the Collateral (and/or assets acquired through the investment of cash Collateral); in connection therewith, PFPC may instruct such third party to establish and maintain one or more accounts for PFPC wherein all cash or other Collateral (and/or assets acquired through the investment of cash Collateral) may be maintained, and to establish and maintain one or more accounts for the Borrowers in any Loans.

            (b)   Customer acknowledges and agrees that:

                  (i) Customer shall direct Custodian to take such actions, to provide such information to PFPC and to accept such instructions from PFPC as shall be necessary or appropriate to enable PFPC to perform its duties and obligations under this Agreement and/or under any Borrowing Agreement, including without limitation with respect to the free delivery of Loaned Securities (or the free delivery of securities to be loaned or which are returned from loan), the payment of any amounts payable to Borrowers, and the payment of any and all expenses and other amounts in connection with the Loans or otherwise in connection with this Agreement;

                  (ii) PFPC shall have full discretion regarding the selection of the particular Eligible Borrowers to whom Loans of Available Securities may be made and as to the selection of the particular Available Securities loaned in any Loan;

                  (iii)  there  is  no  assurance   that   Loans   of  Available
Securities will be made at any time;

                  (iv) PFPC may perform securities lending activities for other clients of PFPC;

                  (v) PFPC may allocate securities lending opportunities among its clients, using such reasonable methods as PFPC may follow from time to time;

                  (vi) Customer shall not be entitled to participate in any particular lending opportunities;

                  (vii) Customer shall have no claim against PFPC for its not having made any minimum volume of Loans or with respect to lending opportunities given to other clients of PFPC, whether or not such opportunities could have been satisfied through Loans of Available Securities;

                  (viii) PFPC may utilize agents in carrying out its obligations and other activities hereunder; and

                  (ix) PFPC acts only as agent, not as principal, in effecting the transactions contemplated herein.

      3.    Collateral; Collateral Accounts; Loaned Securities.

            (a)   PFPC  shall establish and maintain the Collateral Account  and shall maintain all Collateral allocated to the Loans, together with any and all assets acquired through the investment of cash Collateral, in the Collateral Account. Under the terms of each Loan, the Borrower shall be required to maintain with PFPC Eligible Collateral having a Market Value, determined daily, equal to at least the applicable Required Value (in no event less than 100% of the Market Value of the securities loaned in such Loan) set forth and defined in the applicable Borrowing Agreement (the "Collateral Requirement"). In connection with the provisions of the foregoing sentence, PFPC will value, on a daily basis, in accordance with the applicable Borrowing Agreement, the Loaned Securities and related Collateral relating to each Loan and, where applicable, PFPC shall make the demand upon the Borrower provided for in Section 8.2 of the applicable Borrowing Agreement. For purposes of this Agreement, "Eligible Collateral" shall mean Collateral consisting of (i) cash, or (ii) securities or other items of property of the types identified as being acceptable on Attachment C hereto, as the same may be amended from time to time by mutual agreement of Customer and PFPC.

            (b)   The Collateral Account shall be administered as follows:

                  (i) PFPC shall invest cash Collateral in accordance with the investment guidelines ("Investment Guidelines") set forth in Attachment D hereto, as the same from time to time may be modified by Customer by ten (10) Business Days written notice (or such longer time as reasonably necessary under the circumstances) to PFPC. All such investments and reinvestments shall be for the account of Customer and solely at the Customer's risk;

                  (ii) to the extent consistent with the Investment Guidelines, PFPC may invest the Collateral in (A) commingled funds advised or otherwise serviced by PFPC or its Affiliates, and Customer consents to the retention by PFPC and its Affiliates of any advisory or other fees paid by such funds to PFPC and/or its Affiliates and (B) repurchase agreements with PFPC or its Affiliates;

                  (iii) PFPC shall credit to the Collateral Account any income received from, and any interest, dividends or other distributions paid on, the Collateral, and any amounts received from the Borrower in lieu of such interest, dividends or other distributions, less any amount due to the Borrower; and

                  (iv) PFPC shall remit the net earnings on the Collateral Account to the Custodian Account on a monthly basis, within 15 days after the end of the calendar month, and shall remit to the Custodian Account any loan fees paid by Borrowers to PFPC in respect of any Loan within 15 days after the end of the calendar month to which the fees relate, in each case less any compensation due to PFPC pursuant to Section 6. With respect to amounts to be remitted by PFPC to the Custodian Account pursuant to this Section 3(b)(iv), PFPC shall advise Custodian of such remittance prior to making such remittance.

            (c) PFPC or its designee will receive in "free" those securities that are to be loaned pursuant to this Agreement, and will (subject to Section 12(e) hereof) transfer such securities to the relevant Borrower. Upon receipt of Loaned Securities that are returned by a Borrower, PFPC or its designee will (subject to Section 12(e) hereof) transfer such securities "free" to the Custodian Account. Except as specifically set forth in Section 3(d) below, PFPC shall have no responsibility (express or implied) with respect to the Loaned Securities or the securities which are to be loaned pursuant to this Agreement or the securities which are returned from loan, other than (1) to receive and transfer such securities as specifically set forth in the first two sentences of this Section 3(c), (2) to perform the activities specifically referenced in
Section 5 hereof and (3) to facilitate processing of voluntary corporate actions pursuant to such procedures as agreed to between Customer and PFPC with respect to those securities to which a voluntary corporate action relates which have not been returned from loan on or before the record date for such voluntary corporate action. The foregoing sentence will not affect PFPC's responsibility specifically set forth in Section 8(a) hereof.

            (d) Except as provided in Section 3(e) below, PFPC shall remit to the Custodian Account, on the date received by PFPC from the Borrower, any interest, dividends or other distributions paid on Loaned Securities, or amounts received in lieu thereof.

            (e) Non-cash distributions on Loaned Securities in the nature of stock splits or stock dividends shall be added to the Loan and become Loaned Securities.

      4.    Representations, Warranties and Covenants.

            (a)   Customer represents, warrants and covenants as follows:

                  (i) this Agreement constitutes a legal, valid and binding obligation of Customer, enforceable against it in accordance with its terms, and Customer has the requisite power to perform, and has been duly authorized to perform, the obligations imposed under this Agreement and any loan effected pursuant to this Agreement;

                  (ii) the execution, delivery and performance by Customer of this Agreement, execution of each Borrowing Agreement by PFPC on behalf of Customer, and PFPC's entering into Loans under Borrowing Agreements on behalf of Customer, have been duly and validly authorized by Customer, and Loans made in accordance with the terms hereof (as well as the execution, delivery and performance by Customer of this Agreement, execution of each Borrowing Agreement by PFPC on behalf of Customer, and PFPC's entering into Loans under Borrowing Agreements on behalf of Customer) will comply with all laws and regulations, including those of securities regulatory and self-regulatory organizations, applicable to Customer;

                  (iii) Customer is authorized to lend securities to brokers, dealers, banks, and other types of entities included in the list of Eligible Borrowers and Customer has the requisite power to perform the obligations imposed on it under this Agreement and any Loan effected pursuant thereto;

                  (iv) Customer owns, and will own at the time that any Loan is outstanding, all Available Securities free and clear of any lien or encumbrance, and no Available Securities have been, or will at the time of any Loan have been, sold;

                  (v) Customer has made its own determination as to the tax treatment of any dividends, interest, payments in lieu of dividend or interest on Loaned Securities, remuneration or other funds received hereunder and of any transaction or activity related to this Agreement;

                  (vi) Customer and any party serving as an investment adviser to Customer have approved the lending of the Available Securities, have determined that each of the Eligible Borrowers, the Eligible Collateral and the Investment Guidelines listed on the Attachments hereto (as the same may be amended pursuant to the terms hereof) are appropriate for Loans hereunder and have directed PFPC to comply with the same, and have determined that lending the Available Securities in accordance with the terms hereof is an appropriate activity for Customer consistent with its investment objectives and policies;

                  (vii) the Available Securities are not "plan assets" within the meaning of ERISA, or if the Available Securities are such plan assets, a Loan of the Available Securities to an Eligible Borrower would not constitute a prohibited transaction for purposes of ERISA;

                  (viii) no Loan of the Available Securities in accordance with the terms hereof will violate any statute, regulation, rule, order, judgment, agreement or arrangement binding on Customer or any of its assets; and

                  (ix) Customer is a "qualified investor" (as defined in section 3(a)(54)(A) of the United States Securities Exchange Act of 1934, as amended) or is an employee benefit plan that owns and invests on a discretionary basis at least $25,000,000 in investments as contemplated by rule 15a-11 under the Securities Exchange Act of 1934, as amended.

            (b)   PFPC represents, warrants and covenants as follows:

                  (i) this Agreement constitutes a legal, valid and binding obligation of PFPC, enforceable against it in accordance with its terms;

                  (ii) the execution, delivery and performance by PFPC of this Agreement and of each Borrowing Agreement, and PFPC's entering into Loans under Borrowing Agreements on behalf of Customer, have been duly and validly authorized by PFPC; and

                  (iii) PFPC has the requisite power to perform the obligations imposed on it under this Agreement and any Loan effected pursuant thereto.

            (c) The undersigned signatory of Customer represents, warrants and covenants that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement and (iii) any benefits accruing to Customer or any affiliate of Customer in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to Customer or any affiliate of Customer relating to this Agreement have been fully disclosed to Customer's Board of Trustees and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

            (d) Each of the above representations and warranties shall be deemed made and repeated for all purposes at and as of all times when any Loan entered into under the Borrowing Agreement is outstanding. With respect to each Loan of Available Securities owned by or held for a Sub-account, each of the above representations and warranties of Customer shall also be deemed to have been made by Customer with respect to that Sub-account as if the word "Sub-account" had been used in lieu of the word "Customer" therein.

            (e) Customer acknowledges that a Borrower may exercise any voting rights with respect to any Loaned Securities until the Loan relating to such Loaned Securities has been terminated and the Loaned Securities have been returned to Customer, and Customer waives its right to vote any Loaned Securities. If so directed by Customer pursuant to Section 1(d) or 1(e), PFPC will be required to give the Borrower a notice terminating a Loan.

            (f) The parties agree that, under the terms of this Agreement, Customer and its investment adviser, if any, retain ultimate authority with respect to lending Customer's securities and have directed PFPC to lend Available Securities in accordance with the terms hereof, and the parties further agree that PFPC is not, and shall not be considered to be, an investment adviser for Customer.

      5. Statements. PFPC shall maintain current records of the Loans and shall make available to Customer and/or third parties agreed upon between Customer and PFPC the daily and monthly statements described in Section 1(b) (within the timeframes set forth in Section 1(b)) and such other information as Customer and PFPC may agree upon.

      6. Compensation of PFPC. PFPC shall be compensated for its services hereunder by retaining (and shall be entitled to retain) a portion of the earnings from the investment and reinvestment of cash Collateral and a portion of any loan fees paid by Borrowers in respect of Loans, in accordance with the compensation schedule set forth on Attachment E hereto. Loan fees paid by Borrowers in respect of Loans shall be at such rates and on such basis as shall be established by PFPC from time to time. PFPC agrees that it will seek in good faith to establish such loan fees at rates that are consistent with then-current industry norms.

      7.    Modification and Termination of Agreement.

            (a) This Agreement is a continuing agreement and shall remain in full force and effect until terminated in accordance with this Section. This Agreement may be modified or terminated at any time upon mutual written agreement of PFPC and Customer, expressly referring to this Agreement and indicating an intention to effect such modification or termination. This Agreement also may be terminated at any time by PFPC or Customer upon three days prior written notice to the other party.

            (b)   Following any termination of this Agreement, PFPC shall:

                  (i)    immediately cease making new Loans;

                  (ii) terminate, as promptly as possible, any outstanding Loans, but shall continue to administer any such outstanding Loans as necessary to effect their termination, including, without limitation, (A) the return to Borrowers of Collateral on Loans as to which Loaned Securities are returned and the Borrower is not in default, and (B) the co-ordination of the liquidation of Collateral, all in the manner and on the terms permitted under the Borrowing Agreements and deemed necessary or appropriate by PFPC; and

                  (iii)  remit  and   deliver   to  the  Custodian  Account  all
securities, earnings and other items due to Customer.

            (c) Regardless of any agreement as to, or the receipt of any notice of, termination and the cessation of lending, this Agreement shall not entirely terminate until all Loans have been closed, all Collateral liquidated or returned, all deliveries and remittances due Customer have been made, and all final reports required hereunder have been made or made available.

      8.  Liability of PFPC.

            (a) With respect to any Loan, if a Borrower fails to return Loaned Securities promptly upon termination of the Loan and the Collateral for such Loan is not sufficient to satisfy the obligations of such Borrower thereunder, then subject to the provisions of Section 8(d) and at the option of PFPC, either:

                  (i) PFPC shall pay into the Custodian Account a dollar amount equal to the excess, if any, of: (A) the sum of (x) the Market Value of the Loaned Securities as of the date of termination of the Loan, (y) to the extent not already included in such Market Value, an amount equal to any broker's fees, commissions and taxes, and (z) the amount of any outstanding obligations of such Borrower to Customer then due and payable under the related Borrowing Agreement; over (B) the Market Value of the Collateral as of the date of termination of the Loan; or

                  (ii) PFPC shall (A) transfer to the Custodian Account securities identical in type and amount to the Loaned Securities, and (B) pay into the Custodian Account cash in an amount equal to any outstanding obligations of the Borrower to PFPC on behalf of Customer due and payable under the related Borrowing Agreement as of the date of termination of the Loan.

            (b) PFPC agrees to notify Customer promptly of which option it has chosen and to pay or transfer cash and/or securities to the Custodian Account promptly after such notification.

            (c) Effective upon any payment or transfer to the Custodian Account by PFPC pursuant to Section 8(a), Customer hereby assigns to PFPC, free and clear of any liens or encumbrances created by Customer, all of Customer's right, title and interest in and to, and PFPC is hereby subrogated to, any outstanding obligations of such Borrower to Customer then due and payable under the Borrowing Agreement. Effective upon an event described in Section 8(a)(ii), Customer hereby assigns to PFPC, free and clear of any liens or encumbrances created by Customer, all of Customer's right, title and interest in and to the Collateral (and assets acquired through the investment of cash Collateral). PFPC shall have the right to pursue recovery of any Collateral deficiency from such Borrower and/or its successors and assigns, and Customer hereby assigns all of the rights and remedies which it may have against such Borrower and/or its successors and assigns to PFPC. If for any reason PFPC cannot fully assert any rights or remedies against such other Borrower and/or its successors and assigns without the assistance of Customer, Customer shall, at the request and expense of PFPC, file and prosecute such complaints and lawsuits and take such other action as PFPC may reasonably request in connection with the recovery of any such deficiency and shall otherwise cooperate with PFPC in any such litigation.

            (d) Provided that PFPC has invested cash Collateral in the manner prescribed under Section 3(b)(i):

                  (i) PFPC shall not be liable to Customer for any investment losses in the Collateral Account;

                  (ii) if at any time that cash Collateral for a Loan is required to be returned to a Borrower pursuant to a Borrowing Agreement or otherwise, the Market Value of such Collateral, as invested or reinvested, is insufficient to return to the Borrower the full amount of the cash Collateral required to be returned plus any and all rebate fees or other amounts due and owing to the Borrower in respect of the Loan, Customer shall be solely responsible for such deficiency, and Customer hereby agrees to pay an amount equal to such deficiency to Borrower; and

                  (iii) the amount payable by PFPC pursuant to Section 8(a)(i) shall be reduced by any decline in the Market Value of such Collateral (as invested or reinvested) from the time of the commencement of the Loan, and in the event PFPC elects the option in Section 8(a)(ii), Customer shall pay to PFPC (in addition to any other obligations it may have to PFPC) the amount of such decline in Market Value.

            (e) Customer agrees to be responsible for and to pay any amounts payable by Customer pursuant to Section 8(d). Without limitation of the foregoing, Customer hereby irrevocably authorizes and directs Custodian (without the need for further instruction from Customer) to pay such amounts from the Custodian Account upon receipt of a direction from PFPC to do so.

            (f) Notwithstanding anything in this Agreement or otherwise to the contrary, (i) PFPC shall have no responsibility to supervise, recommend or otherwise advise Customer relative to the loan of assets in any particular country, nor to advise on any risks related thereto, including without limitation any Country Risk arising in such country and (ii) in no instance will PFPC have any liability or responsibility for any loss or damage which may arise from assets being loaned, traded, custodied or otherwise dealt with in a particular country, including without limitation any loss or damage which may arise from Country Risk.

      9.     Standard of Care; Indemnification.

            (a) PFPC shall be responsible to perform only those duties as are specifically set forth herein, and no duties shall be implied against PFPC. Subject to the obligations of PFPC pursuant to Section 8(a) of the Agreement and to the requirements of ERISA with respect to Loans involving "plan assets" within the meaning of ERISA, PFPC shall not be liable for any loss or damage suffered or incurred by Customer in connection with this Agreement, any Loan, or the administration or operation of PFPC's securities lending program, whether or not resulting from any act or omission to act hereunder or otherwise, unless and except to the extent such loss or damage has been determined by a final judgment of a court of competent jurisdiction to have arisen out of PFPC's own negligence or willful misconduct. Notwithstanding anything in this Agreement or otherwise to the contrary, PFPC shall not be liable to Customer for any consequential, special or indirect losses or damages which Customer may incur or suffer, whether or not the likelihood of such losses or damages was known by PFPC, nor shall PFPC be liable for any losses or damages beyond PFPC's control or for any losses or damages resulting from PFPC's having complied with or relied upon any Investment Guidelines or any communications from, or requirements of, Customer or Custodian.

            (b) Customer shall indemnify and defend PFPC and hold it harmless from and against any and all liability, loss, damages and claims, including claims of other parties and including attorneys' fees and all other expenses reasonably incurred in PFPC's defense, to which PFPC may be subjected in connection with this Agreement, any Loan, or the administration or operation of PFPC's securities lending program, whether or not resulting from any act or omission to act hereunder or otherwise, except that this indemnity shall not apply: (i) to the extent that a court of competent jurisdiction in a final order determines that PFPC's loss and damages resulted from PFPC's own negligence or willful misconduct; or (ii) if Available Securities are "plan assets" within the meaning of ERISA, but only to the extent that PFPC acts as a fiduciary with respect to such plan assets, to a breach of fiduciary duty by PFPC under ERISA. The costs and expenses, including attorneys' fees, of enforcing this right of indemnification shall be paid by Customer. The terms of this Section 9(b) shall survive termination of the Agreement.

      10.   Governing Law.     This Agreement shall be construed  in  accordance
with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

      11. WAIVER OF JURY TRIAL. EACH OF CUSTOMER AND PFPC IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. CUSTOMER AND PFPC ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY. Customer acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

      12.   Miscellaneous.

            (a) This Agreement supersedes any prior agreements between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by either party without the prior written consent of the other party.

            (b) Customer and PFPC may disclose information relating to the Agreement to the extent such information is requested or required to be disclosed pursuant to a court order, subpoena, governmental or regulatory request or law (provided the disclosing party will provide the other party written notice thereof, if such notice is permitted).

            (c) To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC may request (or may have already requested) Customer's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

            (d) Customer and PFPC may by specific written agreement agree to additional procedures applicable to the subject matter of this Agreement, which procedures (to the extent such procedures relate to Customer and/or PFPC) and the carrying out of which procedures (to the extent such procedures relate to Customer and/or PFPC) shall be subject to the terms of this Agreement.

            (e) Either PFPC or PNC Bank, N.A. ("PNC Bank") may, in its sole discretion and whether or not requested by Customer, advance funds to pay any amounts payable by Customer to any Borrower pursuant to this Agreement. Neither PFPC nor PNC Bank shall be required to make any such advance. Any such advance shall be payable by Customer on demand and shall bear interest at such rate as shall be specified by PFPC or PNC Bank from time to time. To secure Customer's obligation to repay any such advance, Customer hereby grants to PFPC and PNC Bank a first priority security interest in any and all property at any time held by or in the possession or control of either of them for the benefit of Customer or in which Customer may have an interest (including, without limitation, any securities that are received by PFPC or its designee pursuant to Section 3(c) hereof). Each of PFPC and PNC Bank shall have all of the rights and remedies of a pledgee at common law and of a secured creditor under the Delaware Uniform Commercial Code in respect of all such collateral.

      13. Notices. All notices, reports and statements shall be mailed, sent by express delivery service, or facsimile transmitted to the parties at the following addresses and facsimile telephone numbers (provided that information may also be made available by PFPC by electronic means, including PFPC's web browser) and shall be effective upon receipt thereof:

To PFPC:

Address:
            Sam Sparhawk, IV
            PFPC Trust Company
            Securities Lending
            8800 Tinicum Boulevard
            3rd Floor
            Philadelphia, PA  19153
Fax:        (215) 749-8723


To Customer:



Address:
            Institutional Trust Custody
            Huntington Bank
            7 Easton Oval
            Columbus, OH 43219

Fax:        (614) 331-6192

Attention:  Alexandria Caravetta


If an ERISA fiduciary is executing an Addendum to this Agreement, send copies to:

            ______________________________

            ______________________________

            ______________________________

Fax:        ______________________________

Attention:  ______________________________


      14. SECURITIES INVESTOR PROTECTION ACT OF 1970 NOTICE. CUSTOMER IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT CUSTOMER WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO PFPC AND PFPC'S OBLIGATIONS UNDER SECTION 8 HEREOF MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATION IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES.

      15.   Definitions. For the purposes hereof:

            (a) "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with another entity;

            (b)   "Available  Securities"  shall  have  the meaning set forth in
Section 1;

            (c) "Borrower" shall mean, with respect to any Loan, the party that is a borrower under the Borrowing Agreement;

            (d)   "Borrowing  Agreement"  shall  have  the  meaning set forth in
Section 1;

            (e) "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Philadelphia, Pennsylvania are authorized or obligated by law or executive order to be closed; provided, however, that for purposes of the notice required to terminate any Loan, "Business Day" shall have the meaning established under the related Borrowing Agreement;

            (f) "Collateral" shall mean all securities and other items of property pledged as collateral for a Loan;

            (g) "Collateral Account" shall mean a segregated account established by PFPC pursuant to Section 3 for the benefit of Customer to maintain Collateral received for a Loan, any and all assets acquired through the investment of cash Collateral and the earnings and other proceeds thereon and thereof;

            (h)   "Collateral Requirement"  shall  have the meaning set forth in
                  Section 3(a);

            (i)   "Country  Risk" shall mean nationalization,  expropriation  or other
governmental action; laws, regulations, market conditions or market practices affecting transactions in securities or currency; laws, regulations, market conditions or market practices affecting financial institutions, exchanges, or clearance or settlement systems; settlement and custody infrastructure and practices; changes in the value of the local currency relative to other currencies; political or civil unrest; financial infrastructure of a country; disruption of the operation of a payment or settlement system; or market conditions which may prevent the orderly execution or settlement of securities transactions;

            (j) "Custodian" shall mean Huntington National Bank or such other entity as shall have been designated by Customer as custodian of its portfolio securities and agreed to by PFPC;

            (k) "Custodian Account" shall mean the custodian account identified on Exhibit 1 hereto as relating to a particular Sub-account which Customer maintains with Custodian (or any successor custodian account thereto of which PFPC is informed in writing by Custodian);

            (l)   "Eligible  Borrower"  shall  have  the  meaning  set  forth in
Section 1;

            (m)       "Eligible Collateral" shall have the meaning set forth  in
               Section 3;

            (n)     "ERISA"  shall  mean the Employee Retirement Income Security
               Act of
1974, as the same may now or hereafter be amended;

            (o)      "Investment Guidelines" shall have the meaning set forth in
               Section 3;

            (p)      "Loan" shall have the meaning set forth in Section 1;

            (q)      "Loaned Securities"  shall  mean, with respect to any Loan, the securities loaned by PFPC hereunder  on  behalf  of Customer;
               and

            (r) "Market Value" shall mean, with respect to any Collateral or Loaned Securities for any Loan, the market value thereof determined in the manner specified in the related Borrowing Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereto duly authorized effective as of the day and year first above written.


The Huntington Funds                 PFPC Trust Company



BY:                                  BY:
NAME:  George M. Polatas             NAME:
TITLE:  Vice President               TITLE:

                              ERISA PLAN ADDENDUM


         (To be included when Customer is an ERISA Plan as to which PFPC is a
                                   Trustee or Other Party In Interest)

            This Addendum is executed as of ________________, by _______________ ("Fiduciary") and is hereby made a part of the Securities Lending Customer Agreement dated as of the date hereof ("Agreement"), by and between _____________ ("Customer") and PFPC Trust Company ("PFPC"). Capitalized terms not otherwise defined shall have the meanings set forth in the main body of the Agreement.

            WHEREAS, PFPC acts as a trustee or is otherwise a party in interest (as defined in ERISA or the regulations promulgated thereunder) of Customer, and Fiduciary is the investment adviser, plan sponsor or other fiduciary (as defined in ERISA or the regulations promulgated thereunder) of Customer.

            NOW, THEREFORE,

            1. Fiduciary hereby represents, warrants and covenants to PFPC and to Customer as follows:

                  (a) Fiduciary has reviewed the listing of Eligible Borrowers contained in Attachment B to the Agreement and has determined that none of the entities listed thereon is a party who has discretionary authority or who renders advice with respect to Customer or the Available Securities, or is an affiliate (as defined in ERISA or the regulations promulgated thereunder) of any such party or of the Fiduciary (a "Prohibited Borrower");

                  (b) Within the time period permitted for objections to amendments to such Attachment B, Fiduciary will notify PFPC in the event that any entity proposed to be added as an Eligible Borrower by such an amendment would be a Prohibited Borrower;

                  (c) Fiduciary has determined that the terms of the Agreement and of the Borrowing Agreement and compensation schedule set forth in Attachments A and E to the Agreement constitute terms that are at least as favorable to the Customer as would be an arm's-length transaction between a Borrower and an unrelated party;

                  (d) Fiduciary has determined that the Investment Guidelines as set forth in Attachment D provide an opportunity, after taking into account the compensation schedule set forth in Attachment E to the Agreement, for the Customer to derive reasonable compensation through the investment of cash Collateral and that the compensation to PFPC, computed in the manner set forth in such Attachment E, is reasonable; and

                  (e) Fiduciary is independent of PFPC and PNC Bank, N.A. and has the authority to approve the Agreement with respect to Customer pursuant to Prohibited Transaction Class Exemption 82-63, such approval being evidenced by Fiduciary's execution of this Addendum.

            2. [ ] (Applicable Only if Marked.) PFPC's capacity with respect to Customer is that of a directed trustee, and Fiduciary hereby directs PFPC, as such directed trustee, to execute the Agreement on behalf of Customer and to make the representations, warranties, acknowledgements and agreements, and undertake the obligations, under the Agreement, on behalf of Customer, in PFPC's capacity as directed trustee. PFPC shall not be subject to any individual liability by reason of executing the Agreement in such capacity or by reason of making such representations, warranties, acknowledgments or agreements or undertaking such obligations.


                                                    ____________________________
                                                              ("Fiduciary")

                                                   By: _________________________

                                                Title: ________________________

                                                                       EXHIBIT 1
                           (LISTING OF SUB-ACCOUNTS)

Huntington Dividend Capture Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.: 9070223602

Huntington Fixed Income Securities Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070222809

Huntington Florida Tax Free Money Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.: 9070223309

Huntington Growth Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070222505

Huntington Income Equity Fund
      Lending Limit: 33 1/3 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070222603

Huntington Intermediate Government Income Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223103

Huntington International Equity Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  Y6N1

Huntington Macro 100 Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223933

Huntington Michigan Tax-Free Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.: 9070223201

Huntington Mid Corp America Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223700

Huntington Money Market Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.: 9070222104

Huntington Mortgage Securities Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223005

Huntington New Economy Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223407

Huntington Ohio Municipal Money Market Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.: 9070222408

Huntington Ohio Tax-Free Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.: 9070222701

Huntington Rotating Markets Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223906

Huntington Situs Small Cap Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223924

Huntington Short/Intermediate Fixed Income Securities Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070222907

Huntington U.S. Treasury Money Market Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.: 9070222300

Huntington VA Dividend Capture Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  907022382

Huntington VA Growth Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223915

Huntington VA Income Equity Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070222355

Huntington VA International Equity Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  Y6S5

Huntington VA Macro 100 Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223960

Huntington VA Mid Corp America Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070222364

Huntington VA Mortgage Securities Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223951

Huntington VA New Economy Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  907022238

Huntington VA Rotating Markets Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070222337

Huntington VA Situs Small Cap Fund
      Lending Limit: 33 1/3% of total assets (including the value of the loan collateral)
      Custodian Account No.:  9070223942

* Note: Lending Limit applies at time of loan.